                                  EXHIBIT 2(i)

                           PLAN OF PURCHASE AGREEMENTS

                   AGREEMENT TO FORM LIMITED LIABILITY COMPANY

         THIS AGREEMENT TO FORM LIMITED LIABILITY COMPANY (this "AGREEMENT") is made and entered into as of August 31, 2000 by and among Universal Mfg. Co. ("UFMG"), a Nebraska corporation, Universal Distribution LLC ("UNIVERSAL"), a Nebraska limited liability company and subsidiary of Universal Mfg. Co., Rainbo Oil Company, an Iowa corporation ("RAINBO") and Paul Fahey ("FAHEY"), an individual, and President and majority shareholder of Rainbo.

         Subject to the terms and conditions of this Agreement, the parties intend to organize a Nebraska limited liability company to be known as Rainbo Company, LLC d/b/a Value Independent Parts (the "COMPANY").

         The parties intend that the Company be formed for the purpose of operating the automobile parts distribution business currently operated by Rainbo as an unincorporated internal business division (the "VIP DIVISION").

         In consideration of the foregoing recitals and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                FORMATION OF LLC

         SECTION 1.1 FORMATION OF THE COMPANY. Subject to the terms and conditions of this Agreement, the parties will organize the Company as a Nebraska limited liability company by the filing of Articles of Organization with the Office of the Secretary of State of Nebraska in the form attached to this Agreement as Exhibit A and the parties will execute the Company Operating Agreement (the "OPERATING AGREEMENT") in the form attached to this Agreement as Exhibit B, with such changes to said Exhibits A and B as the parties agree to in writing.

         SECTION 1.2 SUBSCRIPTION AND LOAN BY UNIVERSAL. Universal agrees to make an Initial Capital Contribution to the Company payable on the Closing Date (as defined below) in the amount of $100,000 cash in exchange for 100,000 Membership Units, constituting 50% of the authorized Membership Units. Universal further agrees to loan the Company $400,000 in exchange for the Company's execution of the Term Note (the "UNIVERSAL NOTE") in the form attached to this Agreement as Exhibit C, with such changes to said Exhibit C as the parties to the Universal Note agree to in writing.

         SECTION 1.3 SUBSCRIPTION AND LOAN BY RAINBO. Rainbo agrees to make an Initial Capital Contribution to the Company payable on the Closing Date (as defined below) in the amount of $100,000 cash in exchange for 100,000 Membership Units, constituting 50% of the authorized Membership Units. Rainbo further agrees to loan the Company $400,000 in exchange for the Company's execution of the Term Note (the "RAINBO NOTE") in the form attached to this Agreement as Exhibit D, with such changes to said Exhibit D as the parties to the Rainbo Note agree to in writing.

                                   ARTICLE II
                                  CLOSING DATE

         SECTION 2.1 CLOSING DATE. Subject to the terms and conditions of this Agreement, the execution of the Operating Agreement and all agreements attached thereto shall take place at the offices of Rainbo, 2255 Kerper Boulevard, Dubuque, Iowa, on September 29, 2000 at 10:00 a.m. or such other time, date and place as the parties shall agree in writing (the "CLOSING DATE").

                                   ARTICLE III
                                   CONDITIONS

         SECTION 3.1 UNIVERSAL'S AND UFMG'S CONDITIONS PRECEDENT TO CLOSING. The obligations of Universal and UFMG to execute the Operating Agreement, to make its Initial Capital Contribution thereunder and to make the


                              Page 25 of 115 Pages

Universal Loan are subject to the fulfillment, at or prior to the Closing Date, of the following conditions, any of which may be waived in writing, in whole or in part, by Universal or UFMG:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Rainbo and Fahey contained in this Agreement shall be in all material respects true and accurate as of the date of this Agreement and, except for changes expressly contemplated by this Agreement, at and as of the Closing Date as if made at and as of such date.

         (b) PERFORMANCE. Rainbo and Fahey shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing Date.

         (c) ABSENCE OF LITIGATION. No suit, action, proceeding or investigation shall be pending or threatened which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement.

         (d) ASSET PURCHASE AGREEMENT. Rainbo and Fahey shall have entered into the Asset Purchase Agreement (the "PURCHASE AGREEMENT") substantially in the form attached hereto as Exhibit E and shall simultaneously close the transaction contemplated therein, and on the Closing Date, Rainbo shall transfer to the Company pursuant to the Purchase Agreement all of the assets and properties held in connection with, necessary for, or material to the business and operation of the VIP Division owned by Rainbo, free and clear of all liens, claims and encumbrances.

         (e) AC-DELCO CONSENT. AC Delco, General Motors Corporation, a Delaware corporation ("DELCO") shall have consented, in writing, to the formation of the Company and the transfer of the AC-Delco Warehouse Distributor Supply Agreement from Rainbo to the Company.

         (f) CONSENTS AND WAIVERS. Rainbo and Fahey shall have obtained any and all other approvals, licenses, consents, permits and waivers, and made any and all filings necessary or appropriate for the Company to engage in business as contemplated by this Agreement, including, without limitation, the consent of Ford Motor Company.

         (g) FINANCING. Universal and UFMG shall have received financing for the purchase of the Purchased Assets (as defined below) on terms and conditions reasonably acceptable to Universal and UFMG.

         (h) PRESIDENT. Fahey shall have agreed to assume the position as President of the Company.

         (i) LEASE AGREEMENTS. Rainbo shall have agreed to lease to the Company the properties listed on SCHEDULE 3.1(i) attached hereto on mutually agreed on terms and the parties shall have entered into lease agreements in a form satisfactory to Universal, UFMG and Rainbo.

         (j) MANAGEMENT AGREEMENT. On or before the Closing Date, the Company and UFMG shall enter into a Management Agreement in the form attached hereto as Exhibit F.

         (k) EMPLOYMENT AGREEMENT. On or before the Closing Date, Universal or UFMG and each of the VIP Division employees identified on SCHEDULE 3.1(k) (the "KEY EMPLOYEES") attached hereto shall enter into mutually agreed upon employment arrangements.

         (l) EMPLOYEE LEASING AGREEMENT. On or before the Closing Date, the Company shall enter into an Employee Leasing Agreement with Universal or UFMG in a form satisfactory to Universal or UFMG and Rainbo.

         (m) DUE DILIGENCE INVESTIGATION. Universal and UFMG shall be satisfied, in its sole and absolute discretion, with the results of its continuing due diligence investigation of Rainbo, Fahey and the Purchased Assets to be transferred to the Company by Rainbo pursuant to the terms of the Purchase Agreement.

         SECTION 3.2 RAINBO'S CONDITIONS PRECEDENT TO CLOSING. The obligations of Rainbo to execute the Operating Agreement, to make its Initial Capital Contribution thereunder and to make the Rainbo Loan are subject to the fulfillment, at or prior to the Closing Date, of the following conditions, any of which may be waived in writing, in whole or in part, by Rainbo:


                              Page 26 of 115 Pages

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Universal and UFMG contained in this Agreement shall be in all material respects true and accurate as of the date of this Agreement and, except for changes expressly contemplated by this Agreement, at and as of the Closing Date as if made at and as of such date.

         (b) PERFORMANCE. Universal and UFMG shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing Date.

         (c) ABSENCE OF LITIGATION. No suit, action, proceeding or investigation shall be pending or threatened which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement.

         (d) ASSET PURCHASE AGREEMENT. Universal and UFMG shall have entered into the Purchase Agreement and shall simultaneously close the transaction contemplated therein.

         (e) AC DELCO CONSENT. Delco shall have consented, in writing, to the formation of the Company and the transfer of the AC-Delco Warehouse Distributor Supply Agreement from Rainbo to the Company.

         (f) CONSENTS AND WAIVERS. Universal and UFMG shall have obtained any and all other approvals, licenses, consents, permits and waivers, and made any and all filings necessary or appropriate for the Company to engage in business as contemplated by this Agreement.


                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF RAINBO AND FAHEY

         As an inducement to Universal and UFMG to enter into this Agreement, Rainbo and Fahey jointly and severally represent and warrant to Universal that the following representations and warranties are true and accurate as of the date of this Agreement and, except for changes expressly contemplated by this Agreement, shall be true and accurate at and as of the Closing Date as if made at and as of the Closing Date:

         SECTION 4.1 ORGANIZATION AND STANDING; ARTICLES OF ORGANIZATION AND OPERATING AGREEMENT. Rainbo is a corporation, duly organized, validly existing and in good standing under the laws of the State of Iowa. Rainbo is qualified or licensed as a foreign corporation in all other jurisdictions where the nature and conduct of its business requires, except where a failure to be so qualified or licensed would not materially adversely affect Rainbo or the Company. Attached as Schedule 4.1 are true, correct and complete copies of the Articles of Incorporation and Bylaws of Rainbo as currently in effect. Rainbo has full power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and proposed to be conducted.

         SECTION 4.2 POWER; AUTHORIZATION.

         (a) Rainbo and Fahey have the right, power and authority to enter into and carry out the terms and conditions of this Agreement and all the transactions contemplated hereunder, including, but not limited to, the execution and performance of the Operating Agreement, the other agreements and documents referred to therein to which they are parties, and the performance of their obligations thereunder. All proceedings have been taken and all authorizations have been obtained which are necessary to authorize the execution, delivery and performance by Rainbo and Fahey of this Agreement, the Operating Agreement and the other agreements and documents contemplated therein.

         (b) This Agreement constitutes the valid and binding obligation of Rainbo and Fahey, respectively, enforceable in accordance with its terms.

         SECTION 4.3 NO VIOLATIONS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default or loss of a benefit under, or permit the acceleration of any obligation under, any provision of the articles of incorporation or bylaws of Rainbo, or any mortgage, indenture, lease, covenant, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Rainbo or its respective properties.


                              Page 27 of 115 Pages

         SECTION 4.4 BROKERS. Neither Rainbo nor Fahey has incurred, directly or indirectly, any obligation or liability for broker's or finder's fees, agent's commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby for which Universal, UFMG or the Company could be liable.

         SECTION 4.5 FINANCIAL STATEMENTS. Rainbo has delivered to Universal its unaudited balance sheet at December 31, 1999 and its unaudited statement of operations for the 12-month period ended December 31, 1999 (the "Rainbo Financial Statements"). Rainbo has delivered to Universal true and complete copies of its state and federal tax returns for each year since its inception. The Rainbo Financial Statements are complete and correct in all material respects and present fairly the operating results and financial condition of Rainbo as of the date and for the periods indicated therein. Prior to the Closing Date, Rainbo will deliver to Universal its unaudited balance sheet for the 8-month period ending August 31, 2000 and its unaudited statement of operations for the six-month period then ended and such balance sheet and statement of operations shall be complete and correct in all material respects and present fairly the operating results and financial condition of Rainbo as of the date and for the period indicated therein.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF UNIVERSAL

         As an inducement to Rainbo and Fahey to enter into this Agreement, Universal and UFMG jointly and severally represent and warrant to Rainbo and Fahey that the following representations and warranties are true and accurate as of the date of this Agreement and, except for changes expressly contemplated by this Agreement, shall be true and accurate at and as of the Closing Date as if made at and as of the Closing Date:

         SECTION 5.1 ORGANIZATION AND STANDING; CERTIFICATE OF FORMATION. Universal is a limited liability corporation, duly organized, validly existing and in good standing under the laws of the State of Nebraska. UFMG is corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nebraska. Universal and UFMG are qualified or licensed as a foreign limited liability company or corporation in all other jurisdictions where the nature and conduct of its business requires, except where a failure to be so qualified or licensed would not materially adversely affect Universal or UFMG. Universal and UFMG have full power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and proposed to be conducted.

         SECTION 5.2 POWER; AUTHORIZATION.

         (a) Universal and UFMG have the right, power and authority to enter into and carry out the terms and conditions of this Agreement and all the transactions contemplated hereunder, including, but not limited to, the execution and performance of the Operating Agreement and the performance of its obligations thereunder. All proceedings have been taken and all authorizations have been secured which are necessary to authorize the execution, delivery and performance by Universal and UFMG of this Agreement, the Operating Agreement and the other agreements and documents contemplated therein.

         (b) This Agreement constitutes the valid and binding obligation of Universal and UFMG respectively, enforceable in accordance with its terms.

         SECTION 5.3 NO VIOLATIONS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default or loss of a benefit under, or permit the acceleration of any obligation under, any provision of the articles of organization or operating agreement of Universal or the articles of incorporation or bylaws of UFMG, or any mortgage, indenture, lease, covenant, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Universal or UFMG or their respective properties.

         SECTION 5.4 BROKERS. Neither Universal nor UFMG has incurred, directly or indirectly, any obligation or liability for broker's or finder's fees, agent's commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby for which either Rainbo, Fahey or the Company could be liable.

                                   ARTICLE VI
                          COVENANTS OF RAINBO AND FAHEY

         Rainbo and Fahey covenant and agree with Universal and UFMG as follows:


                              Page 28 of 115 Pages

         SECTION 6.1 OTHER CONSENTS. They will use their best efforts to obtain promptly the consent or approval of Delco and each other person or entity whose consent or approval shall be required in order to permit the Company to engage in business as contemplated by this Agreement at the earliest practicable date.

         SECTION 6.2 CONTINUING DUE DILIGENCE. Beginning with the date of execution of this Agreement and continuing through the Closing Date, Universal and UFMG shall be entitled to an additional due diligence investigatory period during which it may conduct such review and examination of the books, records, financial statements, assets and liabilities of Rainbo and Fahey as Universal or UFMG deems appropriate.

         SECTION 6.3 NO SHOPPING. Rainbo agrees that neither it nor any of its agents or affiliates will, during the period beginning on the date hereof and ending on the first to occur of (a) the Closing Date or (b) the termination of this Agreement, (i) negotiate, solicit, encourage or authorize any person to solicit from any third party any proposals relating to the disposition of the VIP Division or Purchased Assets; or (ii) make any information concerning the VIP Division or the Purchased Assets available to any person for the purpose of causing or affecting a disposition of the VIP Division or the Purchased Assets.

         SECTION 6.4 COOPERATION. Rainbo and Fahey shall cooperate reasonably with Universal and UFMG and shall provide them with such assistance as they may reasonably request for the purpose of facilitating their performance under this Agreement and any and all other consents and waivers from third parties necessary or convenient to consummate the transactions contemplated by this Agreement. Rainbo and Fahey shall use their best efforts and good faith to do all things contemplated herein prior to the Closing Date.


                                   ARTICLE VII
                             COVENANTS OF UNIVERSAL

         Universal and UFMG covenant and agree with Rainbo and Fahey as follows:

         SECTION 7.1 OTHER CONSENTS. They will use their best efforts to obtain promptly the consent or approval of Delco and each other person or entity whose consent or approval shall be required in order to permit the Company to engage in business as contemplated by this Agreement at the earliest practicable date.

         SECTION 7.1 COOPERATION. Universal and UFMG shall cooperate reasonably with Rainbo and Fahey and shall provide them with such assistance as they may reasonably request for the purpose of facilitating their performance under this Agreement and any and all other consents and waivers from third parties necessary or convenient to consummate the transactions contemplated by this Agreement. Universal and UFMG shall use their best efforts and good faith to do all things contemplated herein prior to the Closing Date.


                                  ARTICLE VIII
                                   TERMINATION

         SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

         (a) By mutual written consent of Universal, UFMG, Rainbo and Fahey.

         (b) By Universal or UFMG if there has been a breach in any material respect of any representation, warranty, covenant or agreement on the part of Rainbo or Fahey set forth in this Agreement, which breach is not cured within ten (10) days after written notice thereof is given to Rainbo or Fahey by Universal or UFMG.

         (c) By Rainbo or Fahey if there has been a breach in any material respect of any representation, warranty, covenant or agreement on the part of Universal or UFMG set forth in this Agreement, which breach is not cured within ten (10) days after written notice thereof is given to Universal or UFMG by Fahey or Rainbo.

         (d) By either Universal, UFMG, Rainbo or Fahey if the Closing Date shall not have occurred within ninety (90) days of the date of this Agreement, for a reason other than the failure of the terminating party to comply with its obligations under this Agreement.


                              Page 29 of 115 Pages

         SECTION 8.2 EFFECT OF TERMINATION. Notice of termination of this Agreement shall be given in accordance with Section 10.4 of this Agreement, whereupon this Agreement shall forthwith become null and void and there be no liability or obligation under this Agreement of the parties to each other except to the extent that such termination results from the breach by a party hereto of any of such party's representations, warranties, covenants or agreements set forth in this Agreement.

         SECTION 8.3 PRIOR AGREEMENT TERMINATION. Universal, UFMG, Rainbo and Fahey hereby acknowledge and agree that upon execution of this Agreement, that certain Asset Purchase Agreement between Universal, UFMG, Rainbo and Fahey dated May 8, 2000 shall be deemed terminated pursuant to Section 11.1(a) and shall be null and void and of no further force and effect between the parties.


                                    Article 9
                           INDEMNIFICATION OBLIGATIONS

         SECTION 9.1 INDEMNIFICATION BY RAINBO AND FAHEY. Rainbo and Fahey hereby covenant and agree that they shall defend and indemnify Universal and UFMG and hold harmless Universal and UFMG at all times after the Closing Date from and against and in respect to any and all losses, liabilities, claims, costs (including, without limitation, court costs and reasonable attorneys' fees), damages, expenses or deficiencies arising out of or due to: (i) any breach of any of the representations or warranties made by Rainbo or Fahey in or pursuant to this Agreement, or (ii) failure of Rainbo or Fahey to perform any covenant, agreement, obligation or undertaking made by or imposed upon them or either of them pursuant to this Agreement, which failure is not cured within ten
(10) business days after notice thereof is given to Rainbo or Fahey by Universal or UFMG. Neither Universal nor UFMG shall be entitled to assert any claim for indemnification in respect of a breach of any representation or warranty until such time as all claims of Universal and UFMG for such indemnification exceed $25,000, at which time all claims of Universal and UFMG for indemnification in respect of breaches of representations and warranties, including the first $25,000 of such claims, may be asserted.

         SECTION 9.2 INDEMNIFICATION BY UNIVERSAL AND UFMG. Universal and UFMG, hereby covenant and agree that they shall defend and indemnify Rainbo and Fahey at all times after the Closing Date from and against and in respect to any and all losses, liabilities, claims, costs (including, without limitation, court costs and reasonable attorneys' fees), damages, expenses or deficiencies arising out of or due to: (i) any breach of any of the representations or warranties made by Universal or UFMG in or pursuant to this Agreement, or (ii) failure of Universal or UFMG to perform any covenant, agreement, obligation or undertaking made by or imposed upon them or either of them pursuant to this Agreement, which failure is not cured within ten (10) business days after notice thereof is given to Universal or UFMG by Rainbo or Fahey. Neither Rainbo nor Fahey shall be entitled to assert any claim for indemnification in respect of a breach of any representation or warranty until such time as all claims of Rainbo and Fahey for such indemnification exceed $25,000, at which time all claims of Rainbo and Fahey for indemnification in respect of breaches of representations and warranties, including the first $25,000 of such claims, may be asserted.

         SECTION 9.3 SURVIVAL; PROCEDURE FOR INDEMNIFICATION. All representations, warranties, covenants, agreements and obligations of the parties under this Agreement, any exhibit or document attached to this Agreement or delivered pursuant hereto, shall survive the Closing Date for three years (the "INDEMNIFICATION PERIOD"). The party seeking indemnification (the "INDEMNIFIED PARTY") shall assert any claim or claims for indemnification under the provisions of Sections 9.1 or 9.2 above by giving written notice of such claim or claims to the other party (the "INDEMNIFYING PARTY"). Each such notice shall set forth in reasonable detail the factual basis giving rise to the claim or claims and the amount of the damages and expenses incurred by the Indemnified Party as a result of such claim or claims. Such notice shall be given within a reasonable time after receipt of actual notice of such claim by the Indemnified Party. Failure to give such notice shall in no way abrogate or diminish the Indemnifying Party's obligations if such failure does not materially prejudice the Indemnifying Party's ability to defend such claim. Any failure to give such notice which is induced by or is the result of any act or omission of the Indemnifying Party's representatives or agents, or any of them, shall not abrogate or diminish the Indemnifying Party's obligations under this Article 9.


                                   ARTICLE 10
                                  MISCELLANEOUS

         SECTION 10.1 SUCCESSORS AND ASSIGNS. All terms and provisions of this Agreement shall be binding upon


                              Page 30 of 115 Pages
and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, beneficiaries, personal representatives, successors, legal representatives and assigns.

         SECTION 10.2 GOVERNING LAW. This Agreement shall for all purposes be deemed to be executed and performed in the State of Nebraska and shall be construed according to the laws of that state.

         SECTION 10.3 COUNTERPARTS. This Agreement may be exercised in any one or number of counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument.

         SECTION 10.4 NOTICES. All notices or other communications required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to be duly given if delivered personally, transmitted by facsimile (with receipt confirmed) or mailed by certified mail, return receipt requested, with postage prepaid, if to Rainbo or Fahey:

If to Buyer:                                    If to Seller:

Donald D. Heupel                                Paul Fahey, President
Universal Distribution LLC                      Rainbo Oil Company
P.O. Box 190                                    2255 Kerper Blvd.
405 Diagonal Street                             P. O. Box 768
Algona, Iowa  50511-0190                        Dubuque, Iowa  52001

with a copy to:                                 with a copy to:

Victoria H. Finley, Esq.                        Brian J. Kane, Esq.
Baird Holm Law Firm                             Kane, Noby & Reddick, P.C.
1500 Woodmen Tower                              2100 Asbury Road, Suite 2
Omaha, Nebraska  68102                          Dubuque, Iowa 52001-3069
Fax: (402)344-0588                              Fax: (319) 582-5312

         SECTION 10.5 SECTION HEADINGS. All section headings are inserted for convenience only and are not intended to modify or interpret this Agreement.

         SECTION 10.6. EXPENSES. Each party shall pay his or its own expenses incident to the preparation and performance of this Agreement and the transactions contemplated herein; provided that upon the Closing Date, the reasonable expenses of the parties incurred in connection with this Agreement and the transactions contemplated thereby shall be the obligation of the Holding Company.

         SECTION 10.7 ENTIRE AGREEMENT. This Agreement, together with all of the attached exhibits and schedules which are incorporated herein by this reference, constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement.

         SECTION 10.8 WAIVER. The failure to enforce or to require the performance at any time of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions and shall not affect either the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

         SECTION 10.9 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms and that the parties shall be entitled, without posting bond or other collateral, to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement in any federal court located in the State of Nebraska or any Nebraska state court, in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 10.10 SEVERABILITY. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions of this Agreement which shall nevertheless remain in full force and effect.


                              Page 31 of 115 Pages

         SECTION 10.11 FURTHER ACTIONS. Following the Closing Date, at the request of either party, the other party shall deliver such further instruments of transfer and take all reasonable action as may be necessary or appropriate to effectuate this Agreement and the transactions contemplated hereby. Each party will promptly notify the other party of any information delivered to or obtained by such party which would prevent the consummation of the transactions contemplated by this Agreement, or would indicate a breach of the representations, warranties or covenants of any of the parties to this Agreement.

         SECTION 10.12 JOINT PUBLICITY. No party to this Agreement shall issue any press release or make a public announcement prior to or on the Closing Date concerning this Agreement or the transactions contemplated hereby without the prior approval of the parties hereto, which approval shall not be unreasonably withheld.

         SECTION 10.13 NO THIRD PARTY BENEFICIARY. This Agreement is for the sole benefit of the parties hereto, and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                            UNIVERSAL DISTRIBUTION LLC,
                                            a Nebraska limited liability company



                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------


                                            RAINBO OIL COMPANY,
                                            an Iowa corporation



                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------


                                          UNIVERSAL MFG. CO.,
                                          a Nebraska corporation




                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------




                                          --------------------------------------
                                                        Paul Fahey


                              Page 32 of 115 Pages